EXHIBIT 16.1
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                                                      PricewaterhouseCoopers LLP
                                                      125 Hight Street Street
                                                      Boston, MA 02110
                                                      Telephone (617) 530-5000
                                                      Facsimile (617) 530-5001




  July 18, 2006

  Securities and Exchange Commission
  100 F Street, N.E.
  Washington, DC 20549

  Commissioners:

  We have read the statements made by International Wire Group, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of International Wire Group, Inc. dated July 14, 2006. We agree with the statements concerning our Firm in such Form 8-K. However, we have no basis to comment regarding the current status of the material weakness in internal controls related to deferred income tax accounting or regarding the current status of any related remedial actions.


  Very truly yours,

/s/ PricewaterhouseCoopers LLP

  PricewaterhouseCoopers LLP